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                                                                     Exhibit 5.1



            [Paul, Weiss, Rifkind, Wharton & Garrison LLP Letterhead]


                                                    January 8, 2004


Change Technology Partners, Inc.
537 Steamboat Road
Greenwich, Connecticut 06830


                       Registration Statement on Form S-4
                          (Registration No. 333-110504)

Ladies and Gentlemen:

     In connection with the Registration Statement on Form S-4 , as amended (the "Registration Statement") of Change Technology Partners, Inc., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder (the "Rules"), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of up to 409,319,820 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock").

     In connection with the furnishing of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

     1. the Registration Statement;

     2. the Agreement and Plan of Merger (the "Merger Agreement"), by and between the Company, CTP/N Merger Corp., a Delaware corporation, and Neurologix, Inc., a Delaware corporation,
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dated as of August 13, 2003 and amended as of November 14, 2003, included as
Exhibit 2.1 to the Registration Statement; and

     3. a copy of the certificate of incorporation, as amended, of the Company, certified as in effect on the date of this letter and the form of the proposed amendments to the Company's certificate of incorporation, as contemplated in the Merger Agreement, included in the Registration Statement under the heading "Proposed Amendments to Change's Certificate of Incorporation in Connection with the Merger."

     In addition, we have examined (i) such additional corporate records of the Company that we have considered appropriate, including a copy of the bylaws, as amended, of the Company, certified as in effect on the date of this letter and copies of resolutions of the board of directors of the Company relating to the issuance of the Shares, certified by officers of the Company and (ii) those other certificates, agreements and documents that we deemed relevant and necessary as a basis for our opinion. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the Documents and upon certificates of public officials and the officers of the Company.

     In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

     We have also assumed that the Company's stockholders shall have approved and adopted the Merger Agreement and the amendments to the Company's certificate of incorporation as described in the Registration Statement.

     Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued, delivered and paid for as contemplated in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.
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     The opinion expressed above is limited to the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to laws, and the rules, regulations and orders under those laws, that are currently in effect.

     We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" contained in the Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.


                             Very truly yours,

                             /s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
                             ------------------------------------------------
                             PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP